UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 19, 2016

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On January 20, 2016, Xilinx, Inc. issued a press release announcing results for the fiscal quarter ended January 2, 2016. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2016, Xilinx, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the employment letter agreement between the Company and Moshe Gavrielov, the Company’s President and Chief Executive Officer, dated as of January 3, 2008 and previously amended on June 13, 2012. The Amendment, which became effective on the date it was entered into, provides that if the Company terminates Mr. Gavrielov’s employment other than for Cause (as defined in his employment letter agreement) or due to a disability, or he voluntarily terminates his employment for Good Reason (as defined in his employment letter agreement), in each case within the period commencing 90 days before, or two years following, the consummation of a Change of Control (as defined in the Amendment), then subject to a general release signed by Mr. Gavrielov becoming effective, Mr. Gavrielov will receive the following severance benefits: (a) twenty-four months of base salary and two years of target bonus, payable in a lump sum; (b) 100% accelerated vesting of time-based equity compensation awards; (c) 100% vesting of the target number of any then-unearned performance-based restricted stock unit awards; (d) twelve months continued health benefits coverage (or a lump sum payment equal to the value of such continued health benefits coverage) and (e) a pro-rata bonus for the fiscal year of termination based on actual performance (but assuming achievement of any individual performance targets at 100%). Except as otherwise described above, all of the other terms and conditions of Mr. Gavrielov’s employment letter agreement remain in effect.
On January 19, 2016, the Company also entered into a Change of Control Agreement (each, a “CIC Agreement”) with each of its named executive officers other than Mr. Gavrielov - Jon A. Olson, Executive Vice President and Chief Financial Officer; Victor Peng, Executive Vice President and General Manager of Products; Krishna Rangasayee, Senior Vice President and General Manager, Global Sales and Markets and Vincent L. Tong, Senior Vice President, Global Operations and Quality - which CIC Agreements became effective on the date they were entered into (the “Effective Date”). Each CIC Agreement is for a term of 5 years and terminates on January 19, 2021, provided that the Company and the executive may mutually agree to renew the CIC Agreement.
If the executive’s employment is terminated without Cause (as defined in the CIC Agreement) or the executive terminates his employment by reason of a Constructive Termination (as defined in the CIC Agreement), in each case during the period commencing 90 days before and ending two years after a Change of Control (as defined in the CIC Agreement), subject to a general release signed by the executive becoming effective, the executive will receive the following amounts and benefits (the “Severance Benefits”): (A) an amount equal to 150% of the sum of (1) the executive’s then-current base salary and (2) the executive’s target annual bonus amount, with such amounts to be paid in a lump sum on the 60th day following the executive’s Separation from Service (as defined in the CIC Agreement); (B) if the executive elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), at the Company’s election, either reimbursement of COBRA premiums for 12 months or an equivalent lump sum cash payment paid on the 60th day following the executive’s Separation from Service; (C) 100% vesting of all the executive’s time-based equity awards and (D) 100% vesting of the target number of the executive’s then-unearned performance-based restrict stock unit awards.

The Severance Benefits are subject to the executive’s continued compliance with certain restrictive covenants for the one-year period following the executive’s Separation from Service.

The CIC Agreement supersedes all prior change of control or similar agreements between the Company and the executive.

The foregoing summaries of the Amendment and the CIC Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment and form of CIC Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference in their entirety.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment of Employment Agreement between Xilinx, Inc. and Moshe Gavrielov dated January 19, 2016
10.2	Form of Change of Control Agreement
99.1	Press release of Xilinx, Inc. dated January 20, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: January 20, 2016	By:	/s/ Jon A. Olson
Jon A. Olson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment of Employment Agreement between Xilinx, Inc. and Moshe Gavrielov dated January 19, 2016
10.2	Form of Change of Control Agreement
99.1	Press release of Xilinx, Inc. dated January 20, 2016